Exhibit 11. Statement Re Computation of Per Share Earnings

                                 ($  in  thousands, except  per  share amounts)
                                                Years ended December 31,
                                                 1996     1995     1994

Primary
Earnings:
 Earnings from continuing operations
  before extraordinary item                    $14,128  $10,981 $  4,930
 Deduct dividends on preferred stock             2,529    2,535    2,544
 Earnings from continuing operations
  applicable to common stock                    11,599    8,446    2,386
 Loss from discontinued operations                  --       --   (6,554)
 Loss from extraordinary item                       --       --   (7,572)
 Cumulative accounting change                       --       --   (1,361)
 Net earnings (loss) applicable to
  common stock                                 $11,599  $ 8,446 $(13,101)

Shares:
 Weighted average number of common
  shares outstanding                            14,735   14,756   14,859
 Dilutive effect of outstanding
  options and rights (as determined
  by the application of the treasury
  stock method at the average market
  price for the year)                              159      119        --(1)

 Weighted average number of shares
  outstanding, as adjusted                      14,894   14,875   14,859

 Primary earnings (loss) per share:
  Continuing operations                        $  0.78  $  0.57  $  0.16
  Discontinued operations                           --       --    (0.44)
  Extraordinary item                                --       --    (0.51)
  Cumulative accounting change                      --       --    (0.09)
   Net  earnings (loss) per share              $  0.78  $  0.57  $ (0.88)

Fully Diluted
Earnings:
 Net earnings (loss)                          $ 14,128 $ 10,981 $ (10,557)
 Deduct dividends on preferred stock (2)         2,529    2,535     2,544

 Net earnings (loss) applicable to
   common  stock                              $ 11,599  $ 8,446 $ (13,101)

Shares:
 Weighted average number of common
  shares outstanding                            14,735   14,756    14,859
 Dilutive effect of outstanding options
  and rights (as determined by the
  application of the treasury stock
  method at the higher of the ending
  or average market price for the year)            190      119       --(1)

                              11-1
Exhibit 11. Statement Re Computation of Per Share Earnings (continued)

                                      ($ in thousands, except per share amounts)
                                               Years ended December 31,
                                                1996     1995     1994

Fully Diluted (continued)
Shares (continued):
 Shares issuable from assumed exercise
  of convertible preference stock (2)              --      --       --
 Weighted average number of shares
  outstanding, as adjusted                     14,925   14,875   14,859

Fully diluted earnings (loss) per share:
 Continuing operations                        $  0.78 $  0.57  $  0.16
 Discontinued operations                           --      --    (0.44)
 Extraordinary item                                --      --    (0.51)
 Cumulative accounting change                      --      --    (0.09)

 Earnings (loss) per share                    $  0.78 $  0.57  $ (0.88)


Additional Fully Diluted Computation (3)
Earnings:
 Net earnings (loss)                          $14,128 $10,981 $ (10,557)

Shares:
 Weighted average number of common
  shares outstanding                           14,735  14,756    14,859
 Dilutive effect of outstanding options
  and rights (as determined by the
  application of the treasury stock
  method at the higher of the ending or
  average market price for the year)             190      119       87
 Shares issuable from assumed exercise of
  convertible preference stock                 1,678    1,685    1,697
 Weighted average number of shares
  outstanding, as adjusted                    16,603   16,560   16,643


  Fully  diluted earnings (loss) per share   $  0.85  $  0.66  $ (0.63)


(1) The   inclusion  of  outstanding  options  and  rights  in  this computation would have an anti-dilutive effect on earnings per share.

(2) The inclusion of preference stock in the fully dilutive computation would have an anti-dilutive effect on earnings per share.

(3) This calculation is submitted in accordance with Securities Exchange Act of 1934 Regulation S-K, paragraph 229.601 (b)
  (11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result in 1996, 1995 and 1994.



                              11-2